UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2018

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.   Other Events.

Acquisition

 On July 27, 2018, RW Holdings NNN REIT, Inc. (the “Company”), through a wholly-owned subsidiary of its operating partnership, completed the acquisition of a retail property that was built in 1995 with approximately 45,000 square feet located in Las Vegas, Nevada which is leased to 24 Hour Fitness USA, Inc. The property houses high-end fitness amenities including a cycling room, pro shop, kids club, basketball court, swimming pool, jacuzzi, sauna, steam room, aerobic studio, locker rooms, cardio equipment and a weightlifting area. The contract purchase price for the property was $12.2 million, which was funded with $3.2 million in net proceeds from the Company’s registered offering of Class C common stock and $9.0 million drawn under the Company’s unsecured line of credit. The property’s double net lease expires on March 31, 2030 and includes three five-year renewal options to extend the expiration date. The property is expected to generate $10,525,500 in total rental revenue over the course of its remaining lease term. The seller of the property was not affiliated with the Company or its affiliates. Under the terms of the Company’s Second Amended and Restated Advisory Agreement with its sponsor, BrixInvest, LLC, and its advisor, Rich Uncles NNN REIT Operator, LLC (the “Advisor”), the Company will pay the Advisor an acquisition fee of $366,000 in connection with this transaction.

Dividends

On July 30, 2018, the board of directors of the Company declared distributions based on daily record dates for the period August 1, 2018 through August 31, 2018 at a rate of $0.0018911 per share per day on the outstanding shares of the Company’s Class C and Class S common stock, which the Company will pay on September 25, 2018. The daily dividend rate of $0. 0018911 per share of Class C and Class S common stock per day represents an annualized rate of return for the month of August, if paid each day for a 365-day period, equal to 7% based on a $10.05 value per share of Class C and Class S common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: July 30, 2018